EX. 16 Letter from Mauldin & Jenkins, LLC

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of SouthCrest Financial Group, Inc.’s Form 8-K dated March 30, 2005 as filed on April 4, 2005, and we agree with the statements made therein.

Sincerely,

/s/ MAULDIN & JENKINS, LLC

Mauldin & Jenkins, LLC
Atlanta, Georgia
April 4, 2005